UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

CYBRA CORPORATION
(Exact name of registrant as specified in its charter)

New York	13-330320
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One Executive Blvd Yonkers, New York	10701
(Address of principal executive officers)	(Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common shares, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates: 333-135068

Securities to be registered pursuant to Section 12(g) of the Act:

Common shares with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form SB-2 (File No. 333-135068) as originally filed with the Securities and Exchange Commission on June 16, 2006 or as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

3.1	Articles of Incorporation (incorporated by reference from CYBRA Corporation’s Registration Statement on Form SB-2 filed on June 16, 2006, Registration No. 333-135068)

3.4	By-laws (incorporated by reference from CYBRA Corporation’s Registration Statement on Form SB-2 filed on June 16, 2006 Registration No. 333-135068)

4	Specimen Stock Certificate (incorporated by reference from CYBRA Corporation’s Registration Statement on Form SB-2 filed on June 16, 2006, Registration No. 333-135068)

10.5	Transfer Agent and Registrar Agreement (incorporated by reference from CYBRA Corporation’s Registration Statement on Form SB-2 filed on June 16, 2006, Registration No. 333-135068)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

CYBRA CORPORATION

By: /s/ Harold Brand

Chief Executive Officer, President,
Interim Chief Financial Officer and
Director

May 3, 2007